EXHIBIT 32.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S. C. Section 1350
as adopted pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002
The undersigned, the Chief Executive Officer of Cogdell Spencer Inc. (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2006	By:	/s/ Frank C. Spencer
Name: Frank C. Spencer
Title: Chief Executive Officer

The undersigned, the Chief Financial Officer of Cogdell Spencer Inc (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2006	By:	/s/ Charles M. Handy
Name: Charles M. Handy
Title: Chief Financial Officer